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                                    EXHIBIT  21
LIST OF SUBSIDIARIES AND AFFILIATES

1. MassMutual Holding Company, a Delaware corporation, all the stock of which is owned by MassMutual.

2. MML Series Investment Fund, a registered open-end investment company organized as a Massachusetts business trust, all of the shares of which are owned by separate accounts of MassMutual and companies controlled by MassMutual.

3. MassMutual Institutional Funds, a registered open-end investment company organized as a Massachusetts business trust, all of the shares are owned by MassMutual.

4. MML Bay State Life Insurance Company, a Missouri corporation, all the stock of which is owned by MassMutual.

5. MassMutual of Ireland, Ltd., incorporated in the Republic of Ireland, to operate a group life and health claim office for MassMutual, all of the stock of which is owned by MassMutual.

6. CM Assurance Company, a Connecticut life, accident, disability and health insurer, all the stock of which is owned by MassMutual.

7. CM Benefit Insurance Company, a Connecticut life, accident, disability and health insurer, all the stock of which is owned by MassMutual.

8. C.M. Life Insurance Company, a Connecticut life, accident, disability and health insurer, all the stock of which is owned by MassMutual.

9. MML Distributors, LLC, formerly known as Connecticut Mutual Financial Services, LLC, a registered broker-dealer incorporated as a limited liability company in Connecticut. MassMutual has a 99% ownership interest and G.R. Phelps & Co. has a 1% ownership interest.

10. Panorama Series Fund, Inc., a registered open-end investment company organized as a Maryland corporation. Shares of the fund are sold only to MassMutual and its affiliates.

11. MassMutual Holding Trust I, a Massachusetts business trust, which acts as a holding company for certain MassMutual subsidiaries and affiliates, all of the stock of which is owned by MassMutual Holding Company.

12. MassMutual Holding Trust II, a Massachusetts business trust, which acts as a holding company for certain MassMutual subsidiaries and affiliates, all of the stock of which is owned by MassMutual Holding Company.

13. MassMutual Holding MSC, Inc., a Massachusetts corporation, which acts as a holding company for certain MassMutual subsidiaries and affiliates, all of the stock of which is owned by MassMutual Holding Company.

14. MML Investors Services, Inc., registered broker-dealer incorporated in Massachusetts, all the stock of which is owned by MassMutual Holding Company.

15. G.R. Phelps & Company, Inc., Connecticut corporation which formerly operated as a securities broker-dealer, all the stock of which is owned by MassMutual Holding Company.

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16.  MassMutual International, Inc., a Delaware corporation that acts as a holding company of and provides services to international insurance companies, all of the stock of which is owned by MassMutual Holding Company.

17. MassLife Seguros de Vida S.A. (Argentina), a life insurance company incorporated in Argentina. MassMutual International Inc. owns 99.99% of the outstanding capital stock of MassLife Seguros de Vida S.A.

18. Cornerstone Real Estate Advisers, Inc., a Massachusetts equity real estate advisory corporation, all the stock of which is owned by MassMutual Holding Trust I.

19. DLB Acquisition Corporation ("DLB") is a Delaware corporation, which serves as a holding company for certain investment advisory subsidiaries of MassMutual. MassMutual Holding Trust I owns 83.7% of the outstanding capital stock of DLB.

20. Oppenheimer Acquisition Corporation ("OAC") is a Delaware corporation, which serves as a holding company for OppenheimerFunds, Inc. MassMutual Holding Trust I owns 86% of the capital stock of OAC.

21. Antares Leveraged Capital Corp., a Delaware corporation that operates as a finance company, all of the stock of which is owned by MassMutual Holding Trust I.

22. Charter Oak Capital Management, Inc., a Delaware corporation that operates as an investment manager. MassMutual Holding Trust I owns 80% of the capital stock of Charter Oak.

23. MML Realty Management Corporation, a property manager incorporated in Massachusetts, all the stock of which is owned by MassMutual Holding Trust II.

24. Westheimer 335 Suites, Inc., was incorporated in Delaware to serve as a general partner of the Westheimer 335 Suites Limited Partnership. MassMutual Holding Trust II owns all the stock of Westheimer 335 Suites, Inc.

25. CM Advantage, Inc., a Connecticut corporation that acts as a general partner in real estate limited partnerships. MassMutual Holding Trust II owns all of the outstanding stock.

26. CM International, Inc., a Delaware corporation that holds a mortgage pool and issues collateralized bond obligations. MassMutual Holding Trust II owns all the outstanding stock of CM International, Inc.

27. CM Property Management, Inc., a Connecticut real estate holding company, all the stock of which is owned by MassMutual Holding Trust II.

28. Urban Properties, Inc., a Delaware real estate holding and development company, all the stock of which is owned by MassMutual Holding Trust II.

29. MMHC Investment, Inc., a Delaware corporation which is a passive investor in MassMutual High Yield Partners LLC. MassMutual Holding Trust II owns all the outstanding stock of MMHC Investment, Inc.

30. HYP Management, Inc., a Delaware corporation which is the LLC Manager for MassMutual High Yield Partners LLC and owns 1.28% of the LLC units of such entity. MassMutual Holding Trust II owns all the outstanding stock of HYP Management, Inc.

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31.  MassMutual Corporate Value Limited, a Cayman Islands corporation that owns approximately 90% of MassMutual Corporate Value Partners Limited. MassMutual Holding MSC, Inc. owns 46.19% of the outstanding capital stock of MassMutual Corporate Value Limited.

32. MassMutual International (Bermuda) Ltd., a Bermuda life insurance company, all of the stock of which is owned by MassMutual International Inc.

33. MassMutual Internacional (Chile) S.A. a Chilean corporation, which operates as a holding company. MassMutual International Inc. owns 99% of the outstanding shares and MassMutual Holding Company owns the remaining 1% of the shares.

34. MassMutual International (Luxembourg) S.A. a Luxembourg corporation, which operates as an insurance company. MassMutual International Inc. owns 99% of the outstanding shares and MassMutual Holding Company owns the remaining 1% of the shares.

35. Mass Seguros de Vida S.A., a life insurance company incorporated in Chile. MassMutual Holding Company owns 33.5% of the outstanding capital stock of Mass Seguros de Vida S.A.

36. MML Insurance Agency, Inc., a licensed insurance broker incorporated in Massachusetts, all of the stock of which is owned by MML Investors Services, Inc.

37. MML Securities Corporation, a Massachusetts securities corporation, all of the stock of which is owned by MML Investors Services, Inc.

38. OppenheimerFunds, Inc., a registered investment adviser incorporated in Colorado, all of the stock of which is owned by Oppenheimer Acquisition Corporation

39. David L. Babson and Company, Incorporated, a registered investment adviser incorporated in Massachusetts, all of the stock of which is owned by DLB Acquisition Corporation.

40 Cornerstone Office Management, LLC, a Delaware limited liability company that is 50% owned by Cornerstone Real Estate Advisers, Inc. and 50% owned by MML Realty Management Corporation.

41. Westheimer 335 Suites Limited Partnership, a Texas limited partnership of which Westheimer 335 Suites, Inc. is the general partner.

42. MassMutual High Yield Partners LLC, a Delaware limited liability company, that operates as a high yield bond fund. MassMutual holds 5.28%, MMHC Investment Inc. holds 35.99%, and HYP Management, Inc. hold 1.28% for a total of 42.55% of the ownership interest in this company.

43 MassMutual Corporate Value Partners Limited, a Cayman Islands corporation that operates as a high yield bond fund. MassMutual Corporate Value Limited holds an approximately 90% ownership interest in this company.

44. First Israel Mezzanine Investors, Ltd., an Israeli corporation which operates as managing general partner of First Israel Mezzanine Investors Fund, LP. MassMutual holds a 33% ownership interest in First Israel Mezzanine Investors, Ltd.

45. First Israel Mezzanine Investors Fund, LP, a Delaware limited partnership, of which MassMutual holds a 37.5% ownership interest.

46. MBD Mezzanine Investments, LLC, a Delaware limited liability company, which operates as the participating general partner of First Israel Mezzanine Investors Fund, LP. MassMutual holds a 33% ownership interest in MBD Mezzanine Investments, LLC.

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47.  Diversified Insurance Services Agency of America, Inc. (Alabama), a
     licensed insurance broker incorporated in Alabama. MML Insurance Agency, Inc. owns all the shares of outstanding stock.

48. Diversified Insurance Services Agency of America, Inc. (Hawaii), a licensed insurance broker incorporated in Hawaii. MML Insurance Agency, Inc. owns all the shares of outstanding stock.

49. MML Insurance Agency of Nevada, Inc., a Nevada corporation that operates as an insurance broker, all of the stock of which is owned by MML Insurance Agency, Inc.

50. MML Insurance Agency of Ohio, Inc., a subsidiary of MML Insurance Agency, Inc., is incorporated in the state of Ohio that operates as an insurance broker. The outstanding capital stock is controlled by MML Insurance Agency, Inc. by means of a voting trust.

51. MML Insurance Agency of Texas, Inc., a subsidiary of MML Insurance Agency, Inc., is incorporated in the state of Texas that operates as an insurance broker. The outstanding capital stock is controlled by MML Insurance Agency, Inc. by means of a voting trust.

52. MML Insurance Agency of Mississippi, P.C., a Mississippi professional corporation that operates as an insurance broker, all of the stock of which is owned by MML Insurance Agency, Inc.

53. Origen Inversiones S.A., a Chilean corporation which operates as a holding company. MassMutual Internacional (Chile) S.A. holds a 33.5% ownership interest in this corporation.

54. Babson Securities Corporation, a registered broker-dealer incorporated in Massachusetts, all of the stock of which is owned by David L. Babson and Company, Incorporated.

55. Potomac Babson Incorporated, a Massachusetts corporation, is a registered investment adviser. David L. Babson and Company Incorporated owns 60% of the outstanding shares of Potomac Babson Incorporated.

56. Babson-Stewart-Ivory International, a Massachusetts general partnership, which operates as a registered investment adviser. David L. Babson and Company Incorporated holds a 50% ownership interest in the partnership.

57. Oppenheimer Value Stock Fund ("OVSF") is a series of Oppenheimer Integrity Funds, a Massachusetts business trust. OVSF is a registered open-end investment company of which MassMutual owns 40% of the outstanding shares of beneficial interest.

58. Oppenheimer Series Fund I Inc., a Maryland corporation and a registered open-end investment company of which MassMutual and its affiliates own approximately 27% of the outstanding shares of beneficial interest.

59. Centennial Asset Management Corporation, a Delaware corporation that serves as the investment adviser and general distributor of the Centennial Funds. OppenheimerFunds, Inc. owns all the stock of Centennial Asset Management Corporation.

60. HarbourView Asset Management Corporation, a registered investment adviser incorporated in New York, all the stock of which is owned by OppenheimerFunds, Inc.

61. Main Street Advisers, Inc., a Delaware corporation, all the stock of which is owned by OppenheimerFunds, Inc.

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62.  OppenheimerFunds Distributor, Inc., a registered broker-dealer incorporated in New York, all the stock of which is owned by OppenheimerFunds, Inc.

63. Oppenheimer Partnership Holdings, Inc., a Delaware holding company, all the stock of which is owned by OppenheimerFunds, Inc.

64. Shareholder Financial Services, Inc., a transfer agent incorporated in Colorado, all the stock of which is owned by OppenheimerFunds, Inc.

65. Shareholder Services, Inc., a transfer agent incorporated in Colorado, all the stock of which is owned by OppenheimerFunds, Inc.

66. MultiSource Service, Inc., a Colorado corporation that operates as a clearing broker, all of the stock of which is owned by OppenheimerFunds, Inc.

67. Centennial Capital Corporation, a former sponsor of unit investment trust incorporated in Delaware, all the stock of which is owned by Centennial Asset Management Corporation.

68. Compensa Compania Seguros De Vida, a Chilean insurance company. Origen Inversiones S.A. owns 99% of the outstanding shares of this company

69. Cornerstone Suburban Office Investors, LP, a Delaware limited partnership, which operates as a real estate operating company. Cornerstone Office Management, LLC holds a 1% general partnership interest in this fund and MassMutual holds a 99% limited partnership interest.

70. 505 Waterford Park Limited Partnership, a Delaware limited partnership, which holds title to an office building in Minneapolis, Minnesota. MML Realty Management Corporation holds a 1% general partnership interest in this partnership and MassMutual holds a 99% limited partnership interest.

71. The DLB Fund Group, an open-end management investment company, of which MassMutual owns at least 25% of each series.

MassMutual is the investment adviser the following investment companies, and as such may be deemed to control them.

1. MassMutual Corporate Investors, a registered closed-end Massachusetts business trust.

2. MassMutual Participation Investors, a registered closed-end Massachusetts business trust.

3. MML Series Investment Fund, a registered open-end Massachusetts business trust, all of the shares are owned by separate accounts of MassMutual and companies controlled by MassMutual.

4. MassMutual Institutional Funds, a registered open-end Massachusetts business trust, all of the shares are owned by MassMutual.

5. MassMutual/Carlson CBO N.V., a Netherlands Antilles corporation that issued Collateralized Bond Obligations on or about May 1, 1991, which is owned equally by MassMutual interests (MassMutual and MassMutual Holding MSC, Inc.) and Carlson Investment Management Co.

6. MassMutual Corporate Value Partners, Limited, an off-shore unregistered investment company.

7. MassMutual High Yield Partners LLC, a high yield bond fund organized as Delaware limited liability company.

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